STRUCTURED INVESTMENTS

                               [GRAPHIC OMITTED]
       This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley &
       Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report.
       Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Free Writing Prospectus
Dated October 29, 2009
Registration Statement No. 333-156423
Filed Pursuant to Rule 433
Client Strategy Guide: November 2009 Offerings

                                   [GRAPHIC]

MorganStanley SmithBarney

Client Strategy Guide: November 2009 Offerings Page 2

Table of Contents

Important Information Regarding Offering Documents ... page 3
Selected Features & Risk Disclosures ... page 4
Structured Investments Spectrum ... page 5

Core Offerings

Six Core Investments Offered Each Month

U.S. Equities	Capital Protected Notes based on the S&P 500® Index (SPX) by Morgan Stanley ... page 6 Buffered PLUS℠ based on the S&P 500® Index (SPX) by Morgan Stanley ... page 7 ... page 8
International Equities	Buffered PLUS℠ based on the iShares® MSCI EAFE Index Fund (EFA) by Morgan Stanley ... page 9
Commodities	Bull PLUS℠ based on the Dow Jones-UBS Commodity Index℠ by Morgan Stanley ... page 10
Currencies	Currency-Linked Capital Protected Notes based on a Global Currency Basket vs. the U.S. Dollar by Morgan Stanley ... page 11

Tactical Offerings

Actionable Themes in the Marketplace

U.S. Equities	... page 12 ... page 13 Jump Securities based on the S&P 500® Index (SPX) by Morgan Stanley ... page 14 Bear PLUS℠ based on the NASDAQ-100 Index® (NDX) by Morgan Stanley ... page 15 ... page 16 ... page 17
International Equities	Jump Securities based on the iShares® FTSE/Xinhua China 25 Index Fund (FXI) by Morgan Stanley ... page 18 Jump Securities based on the iShares® MSCI EAFE Index Fund (EFA) by Morgan Stanley ... page 19
Currencies	Contingent Annual Income Capital Protected Notes based on Brazil, Russia, India FX Basket vs. the U.S. Dollar by Morgan Stanley ... page 20

Selected Risks & Considerations ... page 21

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. November 2009
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

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Client Strategy Guide: November 2009 Offerings                           Page 3
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     Important Information Regarding Offering Documents

     The  products  set  forth in the  following  pages  are  intended  as a  general  indication  only of the
     Structured  Investments  offerings  available  through  Morgan Stanley Smith Barney through the date when the ticketing  closes for each offering.  Morgan Stanley Smith Barney or the applicable  issuer  reserves the right to terminate  any  offering  prior to its trade date,  to postpone the trade date,  or to close ticketing early on any offering.

     Additional Information for SEC Registered (Public) Offerings

     Each issuer has separately  filed a registration  statement  (including a prospectus) with the Securities
     & Exchange  Commission  (or SEC),  for the offerings by that issuer to which this Strategy Guide relates.
     Before you  invest in any of the  offerings  identified  in this  Strategy  Guide,  you  should  read the prospectus and the applicable  registration  statement,  the applicable  pricing  supplement,  prospectus supplements  and any other documents  relating to the offering that the applicable  issuer has filed with the SEC for more complete  information  about the applicable  issuer and the offering.  You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.

         o        For Registered Offerings Issued by Morgan Stanley:
                                                                                                     Morgan Stanley's CIK on the SEC web site is 0000895421

     Alternatively,  Morgan  Stanley  Smith  Barney  will  arrange  to send you the  prospectus  and any other documents  related  to the  offering  electronically  or  hard  copy if you so  request  by  calling  the toll-free  number  1-866-718-1649  or  emailing  prospectus@morganstanley.com  or by calling  your Morgan
     Stanley Smith Barney Financial Advisor.

     The securities  described  herein (other than the  certificates of deposit) are not bank deposits and are not insured by the Federal Deposit Insurance  Corporation or any other governmental  agency, nor are they obligations of, or guaranteed by, a bank.

     The  securities described  herein are not guaranteed  under the Federal Deposit  Insurance  Corporation's
     Temporary Liquidity Guarantee Program.

     Morgan  Stanley is the issuer  for  offerings  only where  expressly  identified.  Morgan  Stanley is not responsible for the filings made with the SEC by the
     other issuers identified in this document.

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Client Strategy Guide: November 2009 Offerings                           Page 4
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Selected Features & Risk Disclosures

     Features

     Structured  Investments offer investors choices in terms of underlying asset,  market view, time horizon, potential returns and risk tolerance.

     Such features may include:

o        Varying levels of exposure to potential capital appreciation or depreciation
o        Returns based on a defined formula
o        Variety of underlying assets, including equities, commodities, currencies or interest rates
o        Minimum investment of $1,000; unless otherwise noted

     Key Risks

     An  investment  in  Structured  Investments  involves a variety of risks.  The  following are some of the
     significant   risks  related  to  Structured   Investments.   Please  refer  to  the  "Selected  Risks  &
     Considerations" section at the end of this brochure, for a fuller description of these risk factors.

     The market price of  Structured  Investments  may be influenced  by a variety of  unpredictable  factors.
     Several factors may influence the value of a particular  Structured  Investment in the secondary  market, including,  but not limited to, the value and volatility of the underlying  instrument,  interest  rates, credit spreads charged by the market for taking the applicable  issuer's  credit risk,  dividend rates on any equity  underlying asset, and time remaining to maturity.  In addition,  we expect that the secondary market price of a Structured  Investment  will be adversely  affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.

     Issuer credit risk.  All payments on Structured  Investments  are  dependent on the  applicable  issuer's ability to pay all amounts due on these  securities  and  therefore  investors  are subject to the credit risk of the applicable  issuer.  The  securities described  herein are not  guaranteed  under the Federal
     Deposit Insurance Corporation's Temporary Liquidity Guarantee Program.

     Secondary  trading  may  be  limited.  There  may be  little  or no  secondary  market  for a  particular
     Structured  Investment.  If the  applicable  pricing  supplement  so  specifies,  we may  apply to list a
     Structured  Investment  on a  securities  exchange,  but  it is  not  possible  to  predict  whether  any
     Structured  Investment  will meet the listing  requirements of that  particular  exchange,  or if listed, whether any secondary market will exist.

     Appreciation  potential  or  participation  in the  underlying  asset  may be  limited.  The  terms  of a
     Structured  Investment  may limit the  maximum  payment  at  maturity  or the  extent to which the return reflects the performance of the underlying asset.

     Potential  loss of  principal.  The terms of a  Structured  Investment  may not provide for the return of principal and an investment may result in a loss of some or all of your  principal.  Even where principal protection is provided for by the terms of the Structured  Investment,  it is still subject to the credit risk of the  applicable  issuer  and the  applicable  issuer's  ability  to  repay  its  obligations.  In addition,  you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.

     Principal Protected Structured  Investments  typically do not make periodic interest payments and may not pay more than the principal  amount at maturity.  Unlike ordinary debt  securities,  principal  protected
     Structured  Investments do not pay interest.  Instead,  at maturity,  the investor receives the principal amount plus a supplemental  redemption  amount based upon the  performance of the  underlying  asset,  in each case, subject to the credit risk of the applicable issuer.

     You may receive only the principal  amount at maturity for Principal  Protected  Structured  Investments.
     Because  the  supplemental   redemption  amount  due  at  maturity  on  principal  protected   Structured
     Investments  may equal zero, the return on your  investment  (i.e.,  the effective yield to maturity) may be less  than the  amount  that  would be paid on an  ordinary  debt  security.  The  return  of only the principal  amount at maturity  may not  compensate  you for the  effects of  inflation  or other  factors relating to the value of money over time.

     Potential  conflicts.  The issuer of a Structured  Investment  and its  affiliates  may play a variety of roles in connection with the Structured  Investment,  including  acting as calculation  agent and hedging the issuer's  obligations  under the  Structured  Investment.  In performing  these duties,  the economic interests of the calculation  agent and other affiliates of the applicable  issuer may be adverse to your interest as an investor in the Structured Investment.

     The  aforementioned  risks are not  intended  to be an  exhaustive  list of the risks  associated  with a particular  Structured  Investment  offering.  Before you invest in any Structured  Investment you should
     thoroughly  review  the  particular   investment's  prospectus  and  related  offering  materials  for  a comprehensive description of the risks and considerations associated with the offering.

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Client Strategy Guide: November 2009 Offerings                           Page 5
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Structured Investments Spectrum

     Structured Investments can be divided into four broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives - Protect Principal,
     Enhance Yield, Leverage Performance and Access.

   Protect Principal Investments combine the return of some or all principal at                       May be appropriate for investors who do not require periodic interest
   maturity, subject to the credit risk of the issuer, with the potential for capital                 payments, are concerned about principal at risk, and who are willing to
   appreciation based on the performance of an underlying asset.                                      forgo some upside return in exchange for the issuer's obligation to repay some or all principal at maturity.

   Enhance Yield Investments seek to potentially generate current income greater than            ?    May be appropriate for investors who are willing to forgo some or all of
   that of a direct investment in an underlying asset with the investor accepting full                the appreciation in the underlying asset and assume full downside
   exposure to the downside with limited or no opportunity for capital appreciation.                  exposure to the underlying asset in exchange for enhanced yield in the form of above market interest payments.

   Leverage Performance Investments allow investors the possibility of capturing                 ?    May be appropriate for investors who expect only modest changes in the
   enhanced returns relative to an underlying asset's actual performance within a given               value of the underlying asset and who are willing to give up
   range of performance in exchange for giving up returns above the specified cap, in                 appreciation on the underlying asset that is beyond the performance
   addition to accepting full downside exposure to the underlying asset.                              range, and bear the same or similar downside risk associated with owning the underlying asset.

   Access Investments provide exposure to a market sector, asset class, theme or                 ?    May be appropriate for investors interested in diversification and
   investment strategy that may not be easily accessible to an individual investor by                 exposure to difficult to access asset classes, market sectors or
   means of traditional investments.                                                                  investment strategies.

MorganStanley SmithBarney

Client Strategy Guide: November 2009 Offerings Page 6

Opportunities in U.S. Equities

Protect Principal

Capital Protected Notes based on the S&P 500® Index (SPX)

Strategy Overview

- ✓ Full principal protection at maturity, subject to issuer credit risk; investors may receive an additional payment based on the performance of the underlying asset, subject to the maximum payment at maturity
- ✓ May be appropriate for investors who have a moderately bullish outlook on the underlying asset over the investment term, but are concerned about potential loss of principal

Risk Considerations

- ✓ Principal protection is available only at maturity and is subject to issuer credit risk
- ✓ Will yield no positive return if the underlying index does not appreciate
- ✓ Does not provide for current income; no interest payments
- ✓ Appreciation potential is limited by the maximum payment at maturity

Capital Protected Notes provide investors with exposure to a wide variety of assets and asset classes, including equities, commodities and currencies with limited or no downside risk to the initial investment. They are for investors who are concerned about principal risk and who are willing to forgo yield and some upside in exchange for principal protection. The notes are senior unsecured debt obligations of Morgan Stanley and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	S&P 500® Index (SPX)
Maturity Date	May 28, 2015 (5.5 Years)
Principal Protection	100% at maturity, subject to issuer credit risk
Participation Rate	100%
Payment at Maturity	The payment at maturity per $10 stated principal amount will equal: $10 + Supplemental Redemption Amount, if any, subject to the Maximum Payment at Maturity *In no event will the payment at maturity be less than $10 or greater than the Maximum Payment at Maturity.*
Supplemental Redemption Amount	$10 x Index Performance x Participation Rate; *provided* that the Supplemental Redemption Amount will not be less than $0.
Maximum Payment at Maturity	$14.30 to $15.30 per note (143% to 153% of the stated principal amount), to be determined on the pricing date
Index Performance	(Final Index Value – Initial Index Value) / Initial Index Value
Coupon	None
Listing	The notes will not be listed on any securities exchange.
Issue Price	$10 per note
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday – November 20, 2009.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. November 2009
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: November 2009 Offerings Page 7

Opportunities in U.S. Equities

Leverage Performance ○ Buffered PLUS℠ based on the S&P 500® Index (SPX)

Strategy Overview	✓ Leveraged exposure to an underlying asset up to a cap, with full downside exposure to the extent a decline in the underlying asset exceeds the buffer amount at maturity ✓ May be appropriate for investors who anticipate moderate price appreciation and are willing to exchange some upside exposure compared to a Bull PLUS, either in the form of less leverage or a lower cap, for limited protection against depreciation of the underlying asset at maturity
Risk Considerations	✓ No principal protection ✓ Full downside exposure to the underlying asset beyond the buffer amount ✓ Appreciation potential is limited to the maximum payment at maturity ✓ Does not provide for current income; no interest payments

Buffered PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies, while providing limited protection against negative performance of the underlying asset. Once the underlying asset has decreased below a specified buffer level, the investor is exposed to the negative price performance, subject to a minimum payment at maturity. At maturity, if the underlying asset has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the underlying asset has depreciated and (i) if the closing value of the underlying asset has not declined below the specified buffer amount, the investor will receive the stated principal amount or (ii) if the closing value of the underlying asset is below the buffer amount, the investor will lose 1% for every 1% decline below the specified buffer amount, subject to a minimum payment at maturity. The Buffered PLUS are senior unsecured obligations of Morgan Stanley and all payments on the Buffered PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Index	S&P 500® Index (SPX)
Maturity Date	November 28, 2011 (2 Years)
Leverage Factor	200%
Buffer Amount	10%
Payment at Maturity	• If the Final Index Value is **greater than** the Initial Index Value: ○ $10 + the Leveraged Upside Payment *In no event will the payment at maturity exceed the Maximum Payment at Maturity.* • If the Final Index Value is **less than or equal** to the Initial Index Value but has **decreased** from the Initial Index Value by an amount **less than or equal** to the Buffer Amount of 10%: ○ $10 • If the Final Index Value is **less than** the Initial Index Value and has **decreased** from the Initial Index Value by an amount **greater than** the Buffer Amount of 10%: ○ ($10 x the Index Performance Factor) + $1.00 *This amount will be less than the stated principal amount of $10. However, under no circumstances will the payment at maturity be less than $1.00 per Buffered PLUS.*
Leveraged Upside Payment	$10 x Leverage Factor x Index Percent Increase
Index Percent Increase	(Final Index Value – Initial Index Value) / Initial Index Value
Maximum Payment at Maturity	$11.70 to $12.20 per Buffered PLUS (117% to 122% of the stated principal amount), to be determined on the pricing date
Minimum Payment at Maturity	$1.00 per Buffered PLUS (10% of the stated principal amount)
Index Performance Factor	Final Index Value / Initial Index Value
Issue Price	$10 per Buffered PLUS
Listing	The Buffered PLUS will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday – November 20, 2009.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. November 2009
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

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Client Strategy Guide: November 2009 Offerings                           Page 8
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 [Information related to offerings to be issued by issuers that are not affiliated with Morgan Stanley has been redacted]

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MorganStanley SmithBarney

Client Strategy Guide: November 2009 Offerings Page 9

Opportunities in International Equities

Leverage Performance

Buffered PLUS[SM] based on the iShares® MSCI EAFE Index Fund (EFA)

Strategy Overview

- ✓ Leveraged exposure to an underlying asset up to a cap, with full downside exposure to the extent a decline in the underlying asset exceeds the buffer amount at maturity
- ✓ May be appropriate for investors who anticipate moderate price appreciation and are willing to exchange some upside exposure compared to a Bull PLUS, either in the form of less leverage or a lower cap, for limited protection against depreciation of the underlying asset at maturity

Risk Considerations

- ✓ No principal protection
- ✓ Full downside exposure to the underlying asset beyond the buffer amount
- ✓ Appreciation potential is limited to the maximum payment at maturity
- ✓ Does not provide for current income; no interest payments

Buffered PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies, while providing limited protection against negative performance by the underlying asset. Once the underlying asset has decreased below a specified buffer level, the investor is exposed to the negative price performance, subject to a minimum payment at maturity. At maturity, if the underlying asset has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the underlying asset has depreciated, (i) if the closing price of the underlying asset has not declined below the specified buffer level, the investor will receive the stated principal amount or (ii) if the closing price of the underlying asset is below the buffer level, the investor will lose 1% for every 1% decline below the specified buffer level, subject to a minimum payment at maturity. The Buffered PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the Buffered PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Shares	iShares® MSCI EAFE Index Fund (EFA)
Maturity Date	November 28, 2011 (2 Years)
Leverage Factor	200%
Buffer Amount	10%
Payment at Maturity	• If the Final Share Price is **greater than** the Initial Share Price: o $10 + the Leveraged Upside Payment *In no event will the payment at maturity exceed the Maximum Payment at Maturity.* • If the Final Share Price is **less than or equal** to the Initial Share Price but has **decreased** from the Initial Share Price by an amount **less than or equal** to the Buffer Amount of 10%: o $10 • If the Final Share Price is **less than** the Initial Share Price and has **decreased** from the Initial Share Price by an amount **greater than** the Buffer Amount of 10%: o ($10 x the Share Performance Factor) + $1.00 *This amount will be less than par. However, under no circumstances will the payment at maturity be less than $1.00 per Buffered PLUS.*
Leveraged Upside Payment	$10 x Leverage Factor x Share Percent Increase
Share Percent Increase	(Final Share Price – Initial Share Price) / Initial Share Price
Maximum Payment at Maturity	$12.30 to $12.80 per Buffered PLUS (123% to 128% of the stated principal amount), to be determined on the pricing date
Minimum Payment at Maturity	$1.00 per Buffered PLUS (10% of the stated principal amount of the Buffered PLUS)
Share Performance Factor	Final Share Price / Initial Share Price
Issue Price	$10 per Buffered PLUS
Listing	The Buffered PLUS will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday – November 20, 2009.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2009

MorganStanley SmithBarney
Client Strategy Guide: November 2009 Offerings Page 10

Opportunities in Commodities

Leverage Performance

Bull PLUS[SM] based on the Dow Jones-UBS Commodity Index[SM]

Strategy Overview	✓ Leveraged upside exposure within a certain range of price performance and the same downside risk as a direct investment with 1-for-1 downside exposure ✓ May be appropriate for investors anticipating moderate appreciation on the Dow Jones-UBS Commodity Index[SM] and seeking enhanced returns within a certain range of index performance, in exchange for a cap on the maximum payment at maturity

Risk Considerations	✓ No principal protection ✓ Full downside exposure to the Dow Jones-UBS Commodity Index[SM] ✓ Appreciation potential is limited to the maximum payment at maturity ✓ Does not provide for current income; no interest payments

PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments allow investors to capture enhanced returns relative to the underlying asset's actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, the investor will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the underlying asset at maturity. The PLUS are senior unsecured debt obligations of Morgan Stanley and all payments on the PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	Dow Jones-UBS Commodity Index[SM]
Maturity Date	May 27, 2011 (18 Months)
Upside Leverage Factor	300%
Leveraged Upside Payment	$1,000 x Upside Leverage Factor x Index Percent Increase
Index Percent Increase	(Final Index Value - Initial Index Value) / Initial Index Value
Maximum Payment at Maturity	$1,240 to $1,270 per PLUS (124% to 127% of the stated principal amount), to be determined on the pricing date

Payment at Maturity	• If the Final Index Value is **greater than** the Initial Index Value:
	  ◦ $1,000 + Leveraged Upside Payment
	In no event will the payment at maturity exceed the Maximum Payment at Maturity.
	• If the Final Index Value is **less than or equal** to the Initial Index Value:
	  ◦ $1,000 x Index Performance Factor
	This amount will be less than or equal to the stated principal amount of $1,000 and could be zero. There is no minimum payment at maturity on the PLUS.

Index Performance Factor	Final Index Value / Initial Index Value
Listing	The PLUS will not be listed on any securities exchange.
Issue Price	$1,000 per PLUS
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday – November 20, 2009.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. November 2009
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

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Client Strategy Guide: November 2009 Offerings                           Page 11
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     Opportunities in Currencies
     -----------------------------
     Protect Principal             |_|      Currency-Linked Capital Protected Notes based on a Global Currency Basket vs. the U.S. Dollar
     -----------------------------

     -------------- ------------------------------------------------------------------------------    ------------------ -----------------------------------------------------------------
                    |X|      Full principal protection at maturity, subject to issuer credit
                       risk; investors may receive an additional payment based on the                                    |X|      Principal protection is available only at maturity and
                       performance of the underlying basket                                                                 is subject to issuer credit risk
     Strategy       |X|      The return on the notes will be based on the appreciation, if any,                          |X|      Will yield no positive return if the underlying basket
                       of a basket of nine currencies relative to the U.S. dollar                                           does not appreciate
     Overview       |X|      May be appropriate for investors who have a bullish outlook on the       Risk               |X|      Does not provide for current income; no interest
                       underlying basket over the investment term, but are concerned about            Considerations        payments
                       potential loss of principal                                                                       |X|      Notes are subject to currency exchange risk
     -------------- ------------------------------------------------------------------------------    ------------------ -----------------------------------------------------------------
     Currency-Linked  Capital  Protected  Notes provide  investors with exposure to an individual  currency or a basket of  currencies  with no downside  risk to the initial  investment.  They are for  investors  who are concerned  about  principal  risk and who are  willing  to forgo  market  interest  rates in  exchange  for principal protection and upside exposure to the underlying currency or basket of currencies.  The return on the notes will be based on the appreciation,  if any, of the basket of nine currencies relative to the U.S.
     dollar.  The notes are senior  unsecured  obligations  of Morgan  Stanley,  and all  payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.
     -------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------
     Issuer                                 Morgan Stanley
     -------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------
     -------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------
     Underlying Basket                      The Basket is composed of 70% equally-weighted developed market currencies and 30% equally-weighted emerging market currencies as follows:
     -------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------
     -------------------------------------- --------------------------------------------- ------------------------    --------------------------------------- ----------------------------
                                            70% Developed Market Currencies               Weighting                   30% Emerging Market Currencies          Weighting

     -------------------------------------- --------------------------------------------- ------------------------    --------------------------------------- ----------------------------
     -------------------------------------- --------------------------------------------- ------------------------    --------------------------------------- ----------------------------
                                            Australian dollar ("AUD")                     11.6667%                    Brazilian real ("BRL")                  10.0000%
     -------------------------------------- --------------------------------------------- ------------------------    --------------------------------------- ----------------------------
     -------------------------------------- --------------------------------------------- ------------------------    --------------------------------------- ----------------------------
                                            British pound ("GBP")                         11.6667%                    Chinese renminbi ("CNY")                10.0000%
     -------------------------------------- --------------------------------------------- ------------------------    --------------------------------------- ----------------------------
     -------------------------------------- --------------------------------------------- ------------------------    --------------------------------------- ----------------------------
                                            Canadian dollar ("CAD")                       11.6667%                    Indian rupee ("INR")                    10.0000%
     -------------------------------------- --------------------------------------------- ------------------------    --------------------------------------- ----------------------------
     -------------------------------------- --------------------------------------------- ------------------------    --------------------------------------- ----------------------------
                                            Eurozone euro ("EUR")                         11.6667%
     -------------------------------------- --------------------------------------------- ------------------------    --------------------------------------- ----------------------------
     -------------------------------------- --------------------------------------------- ------------------------    --------------------------------------- ----------------------------
                                            Japanese yen ("JPY")                          11.6667%
     -------------------------------------- --------------------------------------------- ------------------------    --------------------------------------- ----------------------------
     -------------------------------------- --------------------------------------------- ------------------------    --------------------------------------- ----------------------------
                                            Swiss franc ("CHF")                           11.6667%
     -------------------------------------- --------------------------------------------- ------------------------    --------------------------------------- ----------------------------
     -------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------
     Maturity Date                          May 30, 2013 (3.5 Years)
     -------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------
     -------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------
     Principal Protection                   100%, subject to issuer credit risk
     -------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------
     -------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------
     Participation Rate                     110% to 130%, to be determined on the pricing date
     -------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------
     -------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------
     Payment at Maturity                    $1,000 + Supplemental Redemption Amount (if any)
     -------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------
     -------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------
     Supplemental Redemption Amount         $1,000 x Basket Performance x Participation Rate; provided that the Supplemental Redemption Amount will not be less than $0.
     -------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------
     -------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------
     Basket Performance                     Sum of the Currency Performance Values of each of the basket currencies
     -------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------
     -------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------
     Currency Performance                   With respect to AUD, EUR and GBP:  (final exchange rate / initial exchange rate) - 1
                                            With respect to BRL, CAD, CHF, CNY, INR and JPY:  (initial exchange rate / final exchange rate) - 1
                                            Under the terms of the notes, a positive currency performance means the basket currency has appreciated relative to the U.S. dollar, while a negative currency performance means the basket currency has depreciated relative to the U.S. dollar.
     -------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------
     -------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------
     Currency Performance Value             Currency Performance x Weighting
     -------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------
     -------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------
     Interest                               None
     -------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------
     -------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------
     Listing                                The notes will not be listed on any securities exchange.
     -------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------
     -------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------
     Issue Price                            $1,000 per note
     -------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------
     -------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------
     Expected Pricing Date(1)               This offering is expected to close for ticketing on Friday - November 20, 2009.
     -------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------

   (1)   Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

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MorganStanley SmithBarney

Client Strategy Guide: November 2009 Offerings Page 14

Opportunities in U.S Equities

Leverage Performance

JUMP Securities based on the S&P 500® Index

Strategy Overview	✓ Enhanced return within a certain range of price performance and the same downside risk as a direct investment with 1-for-1 downside exposure ✓ May be appropriate for investors anticipating moderate appreciation on the S&P 500® Index and seeking enhanced returns within a certain range of index performance, in exchange for a cap on the maximum payment at maturity	**Risk Considerations**	✓ No principal protection ✓ Full downside exposure to the S&P 500® Index ✓ Appreciation potential is limited to the fixed upside payment at maturity ✓ Does not provide for current income; no interest payments

Jump Securities offer the opportunity for investors to earn a return based on the performance of the S&P 500® Index. Unlike ordinary debt securities, the securities do not pay interest and do not guarantee the return of 100% of the principal at maturity. Instead, at maturity, you will receive a positive return on the securities equal to 23% to 27%, which we refer to as the upside payment, if the index value on the valuation date is, at all, above the initial index value. If, on the other hand, the index value on the valuation date is at or below the initial index value, you will receive for each $10 stated principal amount of securities that you hold, a payment that is equal to or less than the stated principal amount of $10 by an amount that is proportionate to any percentage decrease from the initial index value. This amount may be significantly less than the stated principal amount of the securities and may be zero. The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	S&P 500® Index (SPX)
Maturity Date	November 28, 2011 (2 years)
Upside Payment	$2.30 to $2.70 per security (23% to 27% of the stated principal amount). Accordingly, even if the Final Index Value is significantly greater than the Initial Index Value, your payment at maturity will not exceed $12.30 to $12.70 per security.
Maximum Payment at Maturity	$12.30 to $12.70 per security (23% to 27% of the stated principal amount), to be determined on the pricing date
Payment at Maturity	• If the Final Index Value is greater than the Initial Index Value: $10 + the Upside Payment • If the Final Index Value is less than or equal to the Initial Index Value: $10 x Index Performance Factor This amount will be less than or equal to the stated principal amount of $10. There is no minimum payment at maturity.
Index Performance Factor	Final Index Value / Initial Index Value
Listing	The securities will not be listed on any securities exchange.
Issue Price	$10 per security
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday – November 20, 2009.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. November 2009
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: November 2009 Offerings Page 15

Opportunities in U.S. Equities

Leverage Performance

Bear PLUS[SM] based on the NASDAQ-100 Index® (NDX)

Strategy Overview	✓ Leveraged short exposure within a certain range of price performance and the same downside risk as a direct short investment with 1-for-1 downside exposure if the underlying asset increases in value ✓ May be appropriate for investors anticipating moderate price depreciation on the NASDAQ-100 Index® and seeking enhanced returns within a certain range of negative price performance, in exchange for a cap on the maximum payment at maturity

Risk Considerations	✓ No principal protection ✓ Potential loss of up to 80% of your investment if the NASDAQ-100 Index® increases in value ✓ Appreciation potential is limited to the maximum payment at maturity ✓ Does not provide for current income; no interest payments

Bear Market PLUS offer an enhanced short exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. Having short exposure to an underlying asset means that investors will earn a positive return if the underlying asset declines in value, but will lose up to 80% of their investment if the underlying asset increases in value. These investments allow investors to capture enhanced returns when the underlying asset declines in value. The enhancement typically applies only for a certain range of negative price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, the investor will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the underlying asset at maturity. The Bear Market PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the Bear Market PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	NASDAQ-100 Index® (NDX)
Maturity Date	December 16, 2010 (13 Months)
Leverage Factor	300%
Payment at Maturity	▪ If the Final Index Value is less than the Initial Index Value: $10 + Enhanced Downside Payment *In no event will the payment at maturity exceed the Maximum Payment at Maturity.* ▪ If the Final Index Value is greater than or equal to the Initial Index Value: $10 – Upside Reduction Amount *In no event will the payment at maturity be less than the Minimum Payment at Maturity.*
Maximum Payment at Maturity	$11.50 to $11.90 per Bear Market PLUS (115% to 119% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Minimum Payment at Maturity	$2.00 per Bear Market PLUS (20% of the stated principal amount)
Enhanced Downside Payment	$10 x Leverage Factor x Index Percent Decrease
Upside Reduction Amount	$10 x Index Percent Increase
Index Percent Decrease	(Initial Index Value – Final Index Value) / Initial Index Value
Index Percent Increase	(Final Index Value – Initial Index Value) / Initial Index Value
Listing	The Bear Market PLUS will not be listed on any securities exchange.
Issue Price	$10 per Bear Market PLUS
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday – November 6, 2009.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2009

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MorganStanley SmithBarney

Client Strategy Guide: November 2009 Offerings Page 18

Opportunities in International Equities

Access

JUMP Securities based on the iShares® FTSE/Xinhua China 25 Index Fund (FXI)

Strategy Overview	✓ Enhanced return within a certain range of price performance and the same downside risk as a direct investment with 1-for-1 downside exposure ✓ May be appropriate for investors anticipating moderate appreciation on the iShares® FTSE/Xinhua China 25 Index Fund and seeking enhanced returns within a certain range of share performance, in exchange for a cap on the maximum payment at maturity
Risk Considerations	✓ No principal protection ✓ Full downside exposure to the iShares® FTSE/Xinhua China 25 Index Fund ✓ Appreciation potential is limited to the fixed upside payment at maturity ✓ Does not provide for current income; no interest payments

Jump Securities offer the opportunity for investors to earn a return based on the performance of the iShares® FTSE/Xinhua China 25 Index Fund. Unlike ordinary debt securities, the securities do not pay interest and do not guarantee the return of 100% of the principal at maturity. Instead, at maturity, you will receive a positive return on the securities equal to 30% to 35%, which we refer to as the upside payment, if the share price on the valuation date is, at all, above the initial share price. If, on the other hand, the share price on the valuation date is at or below the initial share price, you will receive for each $10 stated principal amount of securities that you hold, a payment that is equal to or less than the stated principal amount of $10 by an amount that is proportionate to any percentage decrease from the initial share price. This amount may be significantly less than the stated principal amount of the securities and may be zero. The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	iShares® FTSE/Xinhua China 25 Index Fund (FXI)
Maturity Date	May 26, 2011 (18 Months)
Upside Payment	$3.00 to $3.50 per security (30% to 35% of the stated principal amount). Accordingly, even if the Final Share Price is significantly greater than the Initial Share Price, the payment at maturity will not exceed $13.00 to $13.50 per security.
Maximum Payment at Maturity	$13.00 to $13.50 per security (130% to 135% of the stated principal amount), to be determined on the pricing date
Payment at Maturity	• If the Final Share Price is greater than the Initial Share Price: $10 + the Upside Payment • If the Final Share Price is less than or equal to the Initial Share Price: $10 x Share Performance Factor This amount will be less than or equal to the stated principal amount of $10.
Share Performance Factor	Final Share Price / Initial Share Price
Listing	The securities will not be listed on any securities exchange.
Issue Price	$10 per security
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday – November 20, 2009.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. November 2009
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: November 2009 Offerings Page 19

Opportunities in International Equities

Leverage Performance

JUMP Securities based on the iShares® MSCI EAFE Index Fund (EFA)

Strategy Overview	✓ Enhanced return within a certain range of price performance and the same downside risk as a direct investment with 1-for-1 downside exposure ✓ May be appropriate for investors anticipating moderate appreciation on the iShares® MSCI EAFE Index Fund and seeking enhanced returns within a certain range of share performance, in exchange for a cap on the maximum payment at maturity
Risk Considerations	✓ No principal protection ✓ Full downside exposure to the iShares® MSCI EAFE Index Fund ✓ Appreciation potential is limited to the fixed upside payment at maturity ✓ Does not provide for current income; no interest payments

Jump Securities offer the opportunity for investors to earn a return based on the performance of the iShares® MSCI EAFE Index Fund. Unlike ordinary debt securities, the securities do not pay interest and do not guarantee the return of 100% of the principal at maturity. Instead, at maturity, you will receive a positive return on the securities equal to 14.25% to 18.25%, which we refer to as the upside payment, if the share price on the valuation date is, at all, above the initial share price. If, on the other hand, the share price on the valuation date is at or below the initial share price, you will receive for each $10 stated principal amount of securities that you hold, a payment that is equal to or less than the stated principal amount of $10 by an amount that is proportionate to any percentage decrease from the initial share price. This amount may be significantly less than the stated principal amount of the securities and may be zero. The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	iShares® MSCI EAFE Index Fund (EFA)
Maturity Date	December 29, 2010 (13 Months)
Upside Payment	$1.425 to $1.825 per security (14.25% to 18.25% of the stated principal amount). Accordingly, even if the Final Share Price is significantly greater than the Initial Share Price, the payment at maturity will not exceed $11.425 to $11.825 per security, to be determined on the pricing date.
Maximum Payment at Maturity	$11.425 to $11.825 per security (114.25% to 118.25% of the stated principal amount), to be determined on the pricing date
Payment at Maturity	• If the Final Share Price is greater than the Initial Share Price: $10 + the Upside Payment • If the Final Share Price is less than or equal to the Initial Share Price: $10 x Share Performance Factor This amount will be less than or equal to the stated principal amount of $10.
Share Performance Factor	Final Share Price / Initial Share Price
Listing	The securities will not be listed on any securities exchange.
Issue Price	$10 per security
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday – November 20, 2009.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report.
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

November 2009

MorganStanley SmithBarney

Client Strategy Guide: November 2009 Offerings Page 20

Opportunities in Currencies

Protect Principal

Contingent Coupon Currency-Linked Capital Protected Notes based on Brazil, Russia, India vs. USD

Strategy Overview

- ✓ Full principal protection at maturity, subject to issuer credit risk; investors may receive an additional payment based on the performance of the underlying basket
- ✓ The return on the notes will be based on the appreciation, if any, of a basket of three currencies relative to the U.S. dollar
- ✓ May be appropriate for investors who have a moderately bullish outlook on the underlying basket over the investment term, but are concerned about potential loss of principal

Risk Considerations

- ✓ Principal protection is available only at maturity and is subject to issuer credit risk
- ✓ Appreciation potential for the performance of each underlying currency is limited by the maximum coupon rate
- ✓ Notes are subject to currency exchange risk of emerging market economies

Contingent Coupon Currency-Linked Capital Protected Notes provide investors with the opportunity to receive an annual variable contingent coupon if one or more of the three underlying currencies have appreciated relative to the U.S. dollar on the related annual valuation date from their initial exchange rates, with protection of the initial investment if held to maturity. Investors will receive the full coupon if all three underlying currencies have each appreciated relative to the U.S. dollar. The coupon rate will be reduced proportionately for each underlying currency that has not appreciated as described below. They are for investors who are concerned about principal risk and who are willing to forgo market interest rates in exchange for the annual variable contingent coupon, if any. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Currencies	Brazilian real ("BRL"), Russian ruble ("RUB"), Indian rupee ("INR")
Maturity Date	November 28, 2014 (5 Years)
Principal Protection	100%, subject to issuer credit risk
Payment at Maturity	$1,000 + Contingent Coupon, if any, payable on the Maturity Date
Contingent Coupon	The Contingent Coupon, if any, will be payable on each Coupon Payment Date and will vary based on the number of Underlying Currencies that have appreciated relative to the U.S. dollar on the related Valuation Date from their respective Initial Exchange Rates. The Contingent Coupon will be equal to: $1,000 x Coupon Rate x N/3; where "N" = the number of Underlying Currencies that have a Currency Performance Value that is greater than zero on the related Valuation Date. If, on the related annual Valuation Date, none of the Underlying Currencies have appreciated relative to the U.S. dollar, the Contingent Coupon will be $0 for the year.
Coupon Rate	9% to 10%. The Coupon Rate will be determined on the pricing date.
Currency Performance Value	On each Valuation Date, with respect to each of the Underlying Currencies: (Initial Exchange Rate / Final Exchange Rate) – 1 *Under the terms of the notes, a **positive** Currency Performance Value means the Underlying Currency has **appreciated** relative to the U.S. dollar, while a **negative** Currency Performance Value means the Underlying Currency has **depreciated** relative to the U.S. dollar.*
Initial Exchange Rate	The Exchange Rate on the pricing date
Periodic Exchange Rate	The Exchange Rate on each Valuation Date
Exchange Rate	With respect to each Underlying Currency, the rate for conversion of such Underlying Currency into one U.S. dollar
Valuation Dates	November 19, 2010, November 21, 2011, November 19, 2012, November 19, 2013, and November 19, 2014
Coupon Payment Dates	November 28, 2010, November 28, 2011, November 28, 2012, November 28, 2013 and the Maturity Date
Listing	The notes will not be listed on any securities exchange.
Issue Price	$1,000 per note
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday – November 20, 2009.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. November 2009
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

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Client Strategy Guide: November 2009 Offerings                           Page 21
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Selected Risks & Considerations

     An investment in Structured  Investments involves a variety of risks.  Structured Investments may be linked to a wide variety of underlying  assets,  and each  underlying  asset will have its own unique set of risks
     and  considerations.   For example,  some  underlying  assets have  significantly  higher  volatility  than
     others.   Before  you  invest in any  Structured  Investment,  you should  thoroughly  review the  relevant prospectus and related offering materials for a comprehensive  description of the risks associated with the
     Structured  Investment,  including the risks  related to the  underlying  asset(s) to which the  Structured
     Investment is linked.

     The following are general risks applicable to most types of Structured Investments:

     Issuer Credit Risk
     All  payments  on  Structured  Investments  are subject to the credit risk of the  applicable  issuer.  Any payments of interest or payments at maturity on a Structured  Investment  are subject to the credit risk of the applicable  issuer and the issuer's  credit ratings and credit spreads may adversely  affect the market value of the  Structured  Investment.  Investors are dependent on the  applicable  issuer's  ability to pay periodic  interest  payments,  if any,  and all amounts due on the  Structured  Investment  at maturity and therefore  investors are subject to the credit risk of the applicable issuer and to changes in the market's view of the  applicable  issuer's  credit risk. Any decline in the  applicable  issuer's  credit ratings or increase  in the credit  spreads  charged by the market for taking  credit  risk of the issuer is likely to adversely  affect the value of the Structured  Investment.  Furthermore,  unless issued as  certificates of deposit,  Structured  Investments  are not bank  deposits and are not insured or  guaranteed by the Federal
     Deposit Insurance  Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.  The  securities described  herein  are not  guaranteed  under the  Federal  Deposit  Insurance
     Corporation's Temporary Liquidity Guarantee Program.

     Market Risk
     The price at which a  particular  Structured  Investment  may be sold prior to  maturity  will  depend on a number of factors and may be substantially  less than the amount for which they were originally  purchased.
     Some of these factors include,  but are not limited to: (i) changes in the level of the underlying asset or reference  index,  (ii) volatility of the underlying  asset or reference  index,  (iii) changes in interest rates,  (iv) any actual or anticipated  changes in the credit  ratings of the  applicable  issuer or credit spreads  charged by the market for taking the issuer's  credit risk and (v) the time remaining to maturity.
     In  addition,  we expect that the  secondary  market  prices of a Structured  Investment  will be adversely affected by the fact that the issue price of the securities  includes the agent's  commissions and expected profit.  You may receive less, and possibly  significantly  less, than the stated  principal  amount if you sell your investments prior to maturity.

     Liquidity Risk
     There may be little or no  secondary  market  for a  particular  Structured  Investment  and you  should be prepared to hold your investments until maturity.  If the applicable  pricing  supplement so specifies,  we may apply to list a particular  Structured  Investment on a securities exchange,  but it is not possible to predict whether any Structured  Investment will meet the listing  requirements of that particular exchange, or if listed,  whether any  secondary  market will exist.  Therefore,  there may be little or no  secondary market for Structured  Investments.  Issuers may, but are not obligated to, make a market in the Structured
     Investments.  Even if there is a  secondary  market  for a  particular  Structured  Investment,  it may not provide enough  liquidity to allow you to trade or sell your Structured  Investment  easily.  Because it is not  expected  that  other  broker-dealers  will  participate  significantly  in the  secondary  market for
     Structured  Investments,  the price at which you may be able to trade a Structured  Investment is likely to depend on the price, if any, at which Morgan Stanley Smith Barney or another broker-dealer  affiliated with the  particular  issuer of the security is willing to transact.  If at any time Morgan Stanley Smith Barney or any other broker  dealer were not to make a market in  Structured  Investments,  it is likely that there would be no secondary market for Structured Investments.

     Past Performance Not Indicative of Future Results
     The  historical  performance  of an  underlying  asset or reference  index is not an  indication  of future performance. Historical performance of an underlying asset or  reference  index  to  which a  specific  Structured  Investment  is  linked  should  not be taken as an indication of the future  performance  of the  underlying  asset or reference  index during the term of the
     Structured  Investment.  Changes in the levels of the underlying  asset or reference  index will affect the trading price of the Structured  Investment,  but it is impossible to predict whether such levels will rise or fall.

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Client Strategy Guide: November 2009 Offerings                           Page 22
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     Conflicts of Interest
     The  applicable  issuer,  its  affiliates,  Morgan Stanley Smith Barney and/or its affiliates may be market participants.  The applicable  issuer,  one or more of its affiliates or Morgan Stanley Smith Barney or its affiliates  may,  currently  or in the future,  publish  research  reports with respect to movements in the underlying  asset to which any specific  Structured  Investment  is linked.  Such research is modified from time to time without notice and may express opinions or provide  recommendations that are inconsistent with purchasing or holding a specific Structured Investment or Structured  Investments  generally.  Any of these activities  could affect the market value of a specific  Structured  Investment or  Structured  Investments generally.

     The economic  interests of the  calculation  agent may be  potentially  adverse to the  investors.  In most
     Structured  Investments,  an affiliate of Morgan Stanley or the  applicable  issuer is designated to act as calculation  agent  to  calculate  the  period  interest  or  payment  at  maturity  due on the  Structured
     Investment. Any determinations made by the calculation agent may affect the payout to investors.

     Hedging & Trading Activity
     Hedging and trading  activity by the  calculation  agent and its  affiliates  could  potentially  adversely affect the value of the Structured  Investments.  We expect that the  calculation  agent and its affiliates for a  particular  Structured  Investment  will carry out  hedging  activities  related to that  Structured
     Investment,  including  trading in the underlying  asset,  as well as in other  instruments  related to the underlying  asset.  The calculation  agent and their  affiliates may also trade in the underlying asset and other  instruments  related  to  the  underlying  asset  on a  regular  basis  as  part  of  their  general broker-dealer  and other  businesses.  Any of these hedging or trading  activities on or prior to the trade date and during the term of the Structured  Investment  could adversely  affect the value of the underlying asset, and, accordingly, the payout to investors.

     Commissions & Hedging Profits
     The inclusion of  commissions  and projected  profit from hedging in the original  issue price is likely to adversely  affect  secondary  market  prices  of  Structured  Investments.  Assuming  no  change  in market conditions  or any other  relevant  factors,  the  price,  if any,  at which a  market-maker  is willing to purchase  Structured  Investments in secondary market  transactions  will likely be lower than the original issue price,  since the original issue price includes,  and secondary  market prices are likely to exclude, commissions paid with respect to the Structured Investments,  as well as the cost of hedging the applicable issuer's  obligations under the Structured  Investments.  The cost of hedging includes the projected profit that the calculation  agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging  transactions.  In addition,  any  secondary  market  prices may differ from values determined by pricing models used by the  market-maker as a result of dealer  discounts,  mark-ups or other transaction costs.

     With respect to any CD offering,  you can only count on FDIC  insurance to cover the deposit amount of each
     CD and, if applicable, the minimum index interest.
     In the event that FDIC insurance  payments become necessary for the equity-linked CDs prior to the maturity date,  the FDIC is only required to pay the  principal of the CDs together  with any accrued  minimum index interest,  if any, as  prescribed  by law,  and  subject to the  applicable  FDIC  insurance  limits.  FDIC insurance is not  available  for any index  interest if the  applicable  issuer fails prior to the maturity date, in the case of the  equity-linked  CDs. FDIC insurance is also not available for any secondary market premium paid by a depositor  above the principal  amount of a CD. Except to the extent insured by the FDIC, the CDs are not otherwise insured by any governmental agency or instrumentality or any other person.

MorganStanley SmithBarney

Client Strategy Guide: November 2009 Offerings Page 23

IMPORTANT INFORMATION AND QUALIFICATIONS:

The information provided herein was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC, and is not a product of the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley Japan Limited; in Hong Kong by Morgan Stanley Dean Witter Asia Limited; in Singapore by Morgan Stanley Dean Witter Asia (Singapore) Pte., regulated by the Monetary Authority of Singapore, which accepts responsibility for its contents; in Australia by Morgan Stanley Dean Witter Australia Limited A.B.N. 67 003 734 576, a licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. Incorporated., which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is distributed in the European Union by Morgan Stanley & Co. International PLC, except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for “wholesale clients” within the meaning of the Australian Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. November 2009
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